Exhibit 1.1

DATED [●] 2026

BETWEEN

HOMESTOLIFE LTD

(the “Company”)

AND

UOB KAY HIAN PRIVATE LIMITED

(the “Placement Agent”)

PLACEMENT AGREEMENT

C O N T E N T S

THIS AGREEMENT is made on [●] 2026.

BETWEEN:

(1)	HOMESTOLIFE LTD (Company Registration No. 407249), an exempted company incorporated with limited liability under the laws of the Cayman Islands and having its registered office at P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands (the “Company”);

AND

(2)	UOB KAY HIAN PRIVATE LIMITED (Company Registration No. 197000447W), a company incorporated in Singapore and having its registered office at 83 Clemenceau Avenue, #10-01 UE Square, Singapore 239920 (the “Placement Agent”).

WHEREAS:

(A)	The Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. Its ordinary shares (the “Shares”) are listed and traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “HTLM”. The Company is undertaking a secondary listing by way of an introduction of all its issued Shares and the Shares issuable by the Company upon the exercise of options granted under the incentive securities plan adopted by the Company on 17 September 2024 on the Main Board of Singapore Exchange Securities Trading Limited (the “SGX-ST”) (the “Introduction”).

(B)	Concurrently with, but separate from, the Introduction, the Company proposes to raise additional funds by issuing up to an aggregate of [ ] new Shares representing approximately [ ]% of the existing issued Shares of the Company and approximately [ ]% of the enlarged issued Shares of the Company, such Shares to be subscribed by placees (the “Placement Shares”) pursuant to one or more exemptions under Division 1, Subdivision (4) (excluding section 277) of Part 13 of the SFA, including, where applicable, sections 272B, 274 and 275 of the SFA. Such offers fall within the exception under Rule 237 of the Listing Rules (the “Placement”). Completion of the Placement is intended to occur concurrently with completion of the Introduction.

(C)	In connection with the Placement, the Company has appointed the Placement Agent to, on a best endeavours basis, procure placees for up to [ ] Placement Shares at the Placement Price (as defined below) on the terms and subject to the conditions set out in this Agreement.

(D)	In accordance with the Cayman Islands Companies Act (as defined below), the Company’s memorandum and articles of association and the applicable Designated Stock Exchange Rules, the Directors have general and unconditional authority to allot or otherwise deal with unissued Shares to such persons, at such times and on such terms and conditions as they may decide. The Company proposes to allot and issue the Placement Shares pursuant to such authority and the board resolutions passed in connection with the Placement.

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NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, except to the extent that the context requires otherwise, the following terms shall have the following respective meanings:

“Audited Accounts” means the audited consolidated and combined financial statements of the Group for FY2023, FY2024 and FY2025, together with the related notes thereto, prepared in accordance with U.S. GAAP and included in or incorporated by reference into the Company’s public filings;

“Accounts Date” means 30 June 2026;

“Business Day” means a day other than a Saturday, Sunday or a public holiday in Singapore, the United States and the People’s Republic of China on which banks in Singapore, the United States and the People’s Republic of China are open for business;

“CDP” means The Central Depository (Pte) Limited;

“Commission” means the commission payable to the Placement Agent pursuant to Clause 6.1;

“Cayman Islands Companies Act” means the Companies Act (Revised) of the Cayman Islands, as amended from time to time;

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder;

“Completion” means the completion of the Placement pursuant to Clause 4;

“Completion Date” means the date on which Completion of the Placement is intended to occur, or such other date as the Company and the Placement Agent may agree in writing;

“Cut-Off Date” means the date falling four (4) weeks after the date of this Agreement or such other date as the Parties may mutually agree;

“Depository Agent” means an entity registered as a depository agent with CDP and which:

(a)	performs services as a depository agent for sub-account holders in accordance with the terms of a depository agent agreement entered into between CDP and the depository agent;

(b)	deposits book-entry securities with CDP on behalf of sub-account holders; and

(c)	establishes a securities account in its name with CDP;

“Designated Stock Exchange Rules” means the relevant codes, rules and regulations, as amended from time to time, applicable to the Company or the Shares as a result of the original and continued listing of the Shares on Nasdaq and, upon completion of the Introduction, the Main Board of the SGX-ST, including the Nasdaq rules and the Listing Rules, in each case to the extent applicable from time to time;

“Directors” means the directors for the time being of the Company and “Director” means any one of them;

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“Disclosure Package” means the Preliminary Prospectus, any Issuer General Use Free Writing Prospectus used in connection with the Placement, and the pricing information relating to the Placement Shares agreed between the Company and the Placement Agent, all considered together;

“DTC” means The Depository Trust Company in the United States;

“Environmental Laws” means all foreign, federal, state, local and other laws, rules and regulations relating to pollution, the protection of health and safety or the environment, or the use, treatment, storage, handling, transportation, disposal, discharge, emission or release of hazardous or toxic substances or wastes;

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval system;

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder;

“ERISA Affiliate” means, with respect to the Company or any Subsidiary, any member of any group of organisations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“FINRA” means the Financial Industry Regulatory Authority, Inc.;

“Group” means the Company and its Subsidiaries (as defined below);

“Home Exchange” means the Nasdaq Capital Market;

“Indemnified Persons” means collectively the Placement Agent, the Placement Agent’s sub-placement agents, and the affiliates, associated companies, related companies and related corporations of the Placement Agent or the Placement Agent’s sub-placement agents, as well as their respective directors, officers, employees, agents (including the directors and employees and agents of such agents), representatives, advisers and counsel, and each person, if any, who controls the Placement Agent, any such sub-placement agent or any of their respective affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and “Indemnified Person” means any one of them;

“Introduction” has the meaning ascribed to it in Recital (A);

“Introductory Document” means the introductory document dated 23 October 2026 in connection with the Introduction;

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, including, without limitation, any “free writing prospectus”, as defined in Rule 405 under the Securities Act, relating to the Placement Shares that is: (i) required to be filed with the SEC by the Company; (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the SEC; or (iii) exempt from filing with the SEC pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Placement Shares or the Placement that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act;

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“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, other than a “bona fide electronic road show” as defined in Rule 433 under the Securities Act, and that has been approved in writing by the Company and the Placement Agent for such use;

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus;

“Joint Issue Managers” means United Overseas Bank Limited and UOB Kay Hian Private Limited in their capacities as joint issue managers for the Introduction;

“Key Management” means the chief executive officer, the chief financial officer, the sales director and country heads of each jurisdiction that the Group operates in, and each other person identified by name as a member of the senior management or key management personnel of the Company or the Group in the Introductory Document and the Supplementary Introductory Document, the Registration Statement, the Disclosure Package and the Prospectus;

“Listing Date” means the date on which the Shares commence trading on the Main Board of the SGX-ST;

“Listing Rules” means the listing rules of the SGX-ST applicable to issuers listed on the Main Board of the SGX-ST, as amended, modified or supplemented from time to time;

“MAS” means the Monetary Authority of Singapore;

“Material Adverse Change” means a material adverse effect on (a) the condition (financial, operational or otherwise), business, management, results of operations, financial position, assets, prospects, future plans, earnings, undertakings or operations of the Group taken as a whole, whether or not arising in the ordinary course of business; or (b) the ability of the Company to perform in any material respect its obligations under or with respect to, or to consummate the transactions contemplated by this Agreement and/or the Introductory Document and the Supplementary Introductory Document;

“Nasdaq” has the meaning ascribed to it in Recital (A);

“Net Proceeds” means the net proceeds of the Placement, as calculated pursuant to Clause 4.3;

“Original Registration Statement” means the Registration Statement at the time it originally becomes effective;

“Parties” means the Company and the Placement Agent, and “Party” means any one of them;

“Placed Shares” means the number of Placement Shares for which the Placement Agent has procured placees as at the Completion Date;

“Placement” has the meaning ascribed to it in Recital (B);

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“Placement Agent Information” means only the following information, as it appears in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus: (i) the name of the Placement Agent on the front and back cover pages of any Preliminary Prospectus and the Prospectus; and (ii) the first sentence of the third paragraph under the heading “Plan of Distribution” relating to the placement commission. It is understood and agreed that the foregoing is the only information furnished in writing to the Company by or on behalf of the Placement Agent expressly for use in any of those documents, and that no other statement or information in them constitutes Placement Agent Information;

“Placement Announcement” means the announcement to be released by the Company on SGXNET and, where applicable, filed or furnished with Nasdaq and the SEC in relation to the Placement;

“Placement Price” means S$[●] for each Placement Share, equivalent to US$[●] for each Placement Share based on the exchange rate of US$1.00:S$[●] as of 3 November 2026 being the day before the date of this Agreement;

“Placement Shares” means up to [ ] new Shares which the Placement Agent will, on a best endeavours basis, procure placees for, upon the terms and subject to the conditions of this Agreement;

“Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement before it becomes effective and used in connection with the Placement;

“Prospectus” means the final prospectus relating to the offer and sale of the Placement Shares, the pricing thereof and the plan of distribution thereof, in the form in which it will be filed with the SEC pursuant to Rule 424(b) under the Securities Act;

“Registration Statement” means the registration statement on Form F-1 filed or to be filed by the Company with the SEC under the Securities Act for the registration of the offer and sale of the Placement Shares, including, at any given time, the amendments thereto, exhibits and schedules thereto and any documents incorporated by reference therein at such time;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and includes the rules and regulations of the SEC promulgated thereunder;

“Securities Account” means the securities account of a securities account holder maintained with CDP or a sub-account of a sub-account holder maintained with a Depository Agent;

“SFA” means the Securities and Futures Act 2001 of Singapore, as amended from time to time;

“SFR” means the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore, as amended from time to time;

“SGX-ST” means Singapore Exchange Securities Trading Limited;

“SGXNET” means the electronic announcement platform operated by the SGX-ST known as SGXNET;

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“Shares” means the ordinary shares in the capital of the Company;

“Shareholders” means the shareholders of the Company;

“Subsidiaries” means the subsidiaries of the Company from time to time;

“Supplementary Introductory Document” means the supplementary introductory document dated 28 October 2026, to be read together with the Introductory Document, and construed in conjunction with the Introductory Document as one document;

“Unaudited Accounts” means the unaudited interim condensed consolidated financial information of the Group for the six months ended 30 June 2026 together with related notes thereto, prepared in accordance with U.S. GAAP and included in or incorporated by reference into the Company’s public filings;

“U.S. GAAP” means accounting principles generally accepted in the United States of America;

“U.S. Person” has the meaning ascribed to it in paragraph (F) of Schedule 1; and

“S$” means the lawful currency of Singapore.

1.2	The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

1.3	Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa. Words importing the masculine gender shall, where applicable, include the feminine and neuter genders and vice versa.

1.4	The words “written” and “in writing” include any means of visible reproduction.

1.5	References to “Clauses”, “Schedule” and “Recital” are to be construed as references to the clauses of, the schedule to, and the recitals of this Agreement.

1.6	Any reference to a “time of the day” is to Singapore time unless otherwise stated.

1.7	References to a statutory provision shall include that provision and any regulations made in pursuance thereof as from time to time modified or re-enacted.

2.	PLACEMENT OBLIGATIONS

2.1	The Company hereby appoints the Placement Agent as its sole and exclusive placement agent in respect of the Placement. Such appointment confers on the Placement Agent all powers, authorities and discretions reasonably necessary for, or reasonably incidental to, procuring placees for the Placement Shares, and the Company agrees to ratify and confirm any action lawfully and reasonably taken by the Placement Agent in the exercise of such appointment, powers, authorities and discretions. The Company hereby represents, warrants and undertakes that it has not, and will not, offer the Placement Shares to any persons otherwise than through the Placement Agent.

2.2	Subject to the terms and conditions of this Agreement, the Company hereby agrees to offer and issue the Placement Shares, and the Placement Agent agrees, on a best endeavours basis, to procure placees for the subscription of up to [ ] Placement Shares at the Placement Price for each Placement Share.

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2.3	The Placement Shares shall be allotted and issued free from all claims, pledges, mortgages, charges, liens and encumbrances, shall be fully paid and shall rank pari passu in all respects with the then existing issued Shares, except that they shall not rank for any dividend, right, allotment or other distribution the record date for which falls on or before the date of their issue.

2.4	The Placement Agent shall be responsible for compliance with the laws and regulations applicable to its activities in offering and placing the Placement Shares. Nothing in this Clause 2.4 shall relieve the Company of any obligation applicable to it in its capacity as issuer of the Placement Shares or of its responsibility for the truth, accuracy, completeness and non-misleading nature of any information supplied, approved or publicly released by or on behalf of the Company.

2.5	The agreement of the Placement Agent to procure placees for the Placement Shares on a best endeavours basis is being made on the basis of the representations, warranties and undertakings on the part of the Company as set out in this Agreement and with the intention that the same shall remain true and accurate in all respects (other than the representations, warranties and undertakings on the part of the Company as set out in this Agreement that are qualified by materiality which shall be true, accurate and not misleading in all material respects) as at the date of this Agreement and as at the Completion Date with reference to the facts and circumstances existing on each such date.

2.6	The Placement will be undertaken in Singapore pursuant to one or more exemptions under Division 1, Subdivision (4) (excluding section 277) of Part 13 of the SFA, including, where applicable, sections 272B, 274 and 275 of the SFA, and will fall within the exception under Rule 237 of the Listing Rules. Accordingly, no prospectus or offer information statement will be lodged with or registered by the MAS in connection with the Placement. The Placement Agent shall not, in its capacity as Placement Agent, be responsible for making any enquiry to ascertain the facts or verifying the truth, accuracy or completeness of any information released, filed, lodged or otherwise made publicly available by or on behalf of the Company or any representation, confirmation or information provided by any placee.

2.7	The Placement Agent may delegate all or any of its rights, duties, powers and discretions under this Clause 2 to any of its affiliates, agents or sub-placement agents in such manner and on such terms as it considers appropriate and may provide to any such person information obtained in connection with the Placement or the transactions contemplated by this Agreement, provided that such affiliates, agents or sub-placement agents shall be subject to the same duty of confidentiality as set out in Clause 15 of this Agreement. No such delegation shall relieve the Placement Agent of its obligations under this Agreement.

3.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE COMPANY

3.1	The Company hereby represents, warrants and undertakes to the Placement Agent that, as at the date of this Agreement and as at the Completion Date:

3.1.1	each member of the Group is duly established and existing under the laws of its country of incorporation and has the power and authority to own its assets and to conduct the business which it conducts;

3.1.2	to the extent that any offer of Placement Shares is made in reliance on section 272B of the SFA, neither the Company nor (to the Company’s knowledge), any person lawfully acting on its behalf has, during the twelve (12) months preceding the date of this Agreement, made any offer or sale of Shares or other securities or securities-based derivatives contracts in reliance on section 272B of the SFA, or solicited offers to acquire any such securities or securities-based derivatives contracts on more than one occasion, and the Company is not aware of any reason why the exemption under section 272B of the SFA would not be available in connection with the Placement;

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3.1.3	in connection with the Placement and to the extent required under sections 272B, 275(1) or 275(1A) of the SFA, neither the Company nor any person acting on its behalf has or will:

(i)	issue any advertisement in respect of, or calling attention to, the Placement; or

(ii)	pay or incur any selling or promotional expense in connection with the Placement other than any commission, fee or expense permitted under the applicable provision of the SFA;

3.1.4	save for HTL Taiwan Holding Pte. Ltd., it is not aware of:

(i)	any steps taken by any person or by any member of the Group or their respective shareholders; or

(ii)	any legal proceedings that have been started or threatened,

with a view to the winding-up or dissolution of, or the appointment of a judicial manager, receiver, liquidator, trustee or similar officer in respect of, the Company, its Subsidiaries or any of their respective assets, or any of them;

3.1.5	the Company has power under its memorandum and articles of association and applicable Cayman Islands law to enter into this Agreement and to allot and issue the Placement Shares without any further sanction, and this Agreement is duly authorised by all necessary corporate action of the Company, and this Agreement when executed by the Company shall constitute legally binding, valid and enforceable obligations of the Company in accordance with its terms;

3.1.6	the Company’s entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement and the allotment and issue of the Placement Shares:

(i)	do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under or violate:

(a)	any existing law or regulation, rule, judgement, order, decree, decision or requirement of any court or governmental, administrative, regulatory or supervisory body in Singapore or elsewhere (including, without limitation, the requirements of the laws of the Cayman Islands, Nasdaq, the MAS or the Securities Industry Council in Singapore, the SEC and the SGX-ST) to which the Company or any of its Subsidiaries or their respective properties, assets or revenue is subject, except as would not result in a Material Adverse Change; or

(b)	any provision of its memorandum and articles of association; and

(ii)	do not and will not infringe the terms of or constitute a default under or cause to be exceeded any limit imposed by or cause to be terminated under or otherwise materially breach any trust deed, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or any part of their respective undertakings (except those under which requisite consents or waivers have been obtained) or which is binding on any of them or their respective assets, property or revenue, except as would not result in a Material Adverse Change;

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3.1.7	the Company has full authority to allot and issue the Placement Shares, and the Placement Shares are not subject to any encumbrances or pre-emptive rights of Shareholders and, when allotted (but subject to its receipt of the subscription moneys pursuant to Clause 4), will be validly issued and fully paid Shares which will not be subject to further call, and the holders thereof will not be subject to personal liability by reason of being such holders. All issued and outstanding Shares of the Company have been duly authorised and validly issued and are fully paid and non-assessable, and none of such Shares were issued in violation of any pre-emptive rights, rights of first refusal, rights of participation or similar contractual rights granted by the Company. The authorised and issued Share capital of the Company conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. All corporate action required to be taken by the Company for the authorisation, allotment, issuance and sale of the Placement Shares has been duly and validly taken. The Placement Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. As at the date of this Agreement and immediately prior to Completion, no holder of any securities of the Company, or any rights exercisable for or convertible or exchangeable into securities of the Company, has any right to require the Company to register any securities of the Company under the Securities Act or to include any such securities in the Registration Statement or any other registration statement filed or to be filed by the Company under the Securities Act;

3.1.8	the Company has filed, or will file, with the SEC the Registration Statement under the Securities Act for the registration of the offer and sale of the Placement Shares under the Securities Act, and the Registration Statement has been, or will be, prepared by the Company in all material respects in conformity with the requirements of the Securities Act and contains, and will contain, all material statements required to be stated therein in accordance with the Securities Act. Following the determination of pricing between the Company and the prospective investors introduced to the Company by the Placement Agent, the Company will prepare and file with the SEC, pursuant to Rule 424(b) under the Securities Act, the Prospectus. Any reference in this Agreement to the Registration Statement, the Original Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, if any, which were or are filed or furnished under the Exchange Act at any given time, as the case may be. Any reference in this Agreement to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing or furnishing of any document under the Exchange Act after the date of this Agreement, or the issue date of the relevant Preliminary Prospectus or the Prospectus, as the case may be, that is deemed to be incorporated by reference therein. All references in this Agreement to financial statements, schedules and other information which are “contained”, “included”, “described”, “referenced”, “set forth” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements, schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be;

3.1.9	as at the date of this Agreement, the Shares are listed and traded on Nasdaq and will continue to be so listed on the Completion Date. The Company has taken no action designed to, or, to the Company’s knowledge, is reasonably likely to have the effect of, delisting the Shares from Nasdaq, nor has the Company received any written notification from Nasdaq that Nasdaq is contemplating terminating such listing. The Company, if required, has submitted, or will be submitting, to the SGX-ST for the listing and quotation of the Placement Shares on the Main Board of the SGX-ST. Upon completion of the Introduction, the Shares will also be listed and quoted on the Main Board of the SGX-ST, and to the Company’s knowledge, there are no circumstances, as at the date of this Agreement, whereby either listing may be cancelled or revoked. The Company is, as at the date of this Agreement, not aware of any breach by the Company of any rules, regulations or requirements of Nasdaq, the SEC, the SGX-ST or any other regulatory authority or governmental agency which is material in the context of the Placement;

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3.1.10	neither the SEC nor, to the Company’s knowledge, any other governmental or regulatory authority has issued any order preventing or suspending the effectiveness or use of the Registration Statement, the Original Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings for any such purpose. The Company has complied with each request, if any, from the SEC for additional information;

3.1.11	in relation to the Registration Statement, the Disclosure Package and the Prospectus:

(i)	each of the Registration Statement and any amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder. Each Preliminary Prospectus and the Prospectus, at the time each was or will be filed with the SEC, complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder. Each Preliminary Prospectus delivered to the Placement Agent for use in connection with the Placement and the Prospectus was or will be identical to the electronically transmitted copy thereof filed with the SEC pursuant to EDGAR;

(ii)	neither the Registration Statement nor any amendment thereto, at the time it became or becomes effective, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect;

(iii)	the Disclosure Package, as of the date of this Agreement and as of the Completion Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect. Any Issuer Limited Use Free Writing Prospectus hereto does not and will not conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect;

(iv)	neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the SEC pursuant to Rule 424(b) under the Securities Act and as of the Completion Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided, however, that this representation and warranty shall not apply to the Placement Agent Information; and

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(v)	the documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, if any, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, if any, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

3.1.12	Each agreement or other instrument to which the Company is a party that is referred to or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus has been duly authorised, executed and delivered by the Company and is in full force and effect in all material respects, and neither the Company nor, to the Company’s knowledge, any other party thereto is in material default thereunder;

3.1.13	the disclosures in the Registration Statement, the Disclosure Package and the Prospectus concerning the effects of applicable laws, rules and regulations on the Placement, the Introduction and the Company’s business as currently conducted and as described therein are correct in all material respects, and to the best of the Company’s knowledge, there are no other laws, rules or regulations required by the Securities Act and the rules and regulations of the SEC promulgated thereunder to be described in the Registration Statement, the Disclosure Package or the Prospectus that have not been so described;

3.1.14	since the Company became subject to the reporting requirements of the Exchange Act, the Company has filed or furnished all reports, forms, statements and other documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act and the rules and regulations of the SEC promulgated thereunder. At the time of filing or furnishing, or, if amended, as of the date of the most recent amendment, each such report, form, statement or other document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect;

3.1.15	to the Company’s knowledge, the independent auditors, whose reports on the audited financial statements of the Group are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accounting firms with respect to the Company as required by the Securities Act, the rules and regulations of the SEC promulgated thereunder and the Public Company Accounting Oversight Board. The independent auditors have not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, provided to the Company any prohibited non-audit services within the meaning of Section 10A(g) of the Exchange Act;

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3.1.16	no forward-looking statement within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act contained in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

3.1.17	the board of directors of the Company is comprised of the persons disclosed in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the composition of the board of directors and each committee thereof complies in all material respects with the Exchange Act, the rules and regulations of the SEC promulgated thereunder, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) and the applicable listing rules of Nasdaq, in each case to the extent applicable to the Company. At least one member of the audit committee of the board of directors of the Company qualifies as an “audit committee financial expert” as defined under applicable SEC rules and the applicable listing rules of Nasdaq;

3.1.18	to the Company’s knowledge, the Company is not, and after giving effect to the Placement and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended;

3.1.19	at the time of filing the Registration Statement and any amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or any other offering participant made a bona fide offer, within the meaning of Rule 164(h)(2) under the Securities Act, of the Placement Shares, and as at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act, without taking into account any determination by the SEC pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer;

3.1.20	the statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, or represent the Company’s good faith estimates that are made on the basis of data derived from such sources;

3.1.21	to the best of the Company’s knowledge, neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offer or sale of any security or solicited any offer to buy any security under circumstances that would cause the Placement to be integrated with any prior or concurrent offering by the Company for purposes of the Securities Act in a manner that would require the registration under the Securities Act of any securities not otherwise registered under the Registration Statement;

3.1.22	to the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and executive officers in connection with the Placement and provided to the Placement Agent or its counsel (the “Questionnaires”) is true and correct in all material respects, and the Company has not become aware of any information that would cause any information disclosed in the Questionnaires to be materially inaccurate or misleading;

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3.1.23	each of the Company and its Subsidiaries has filed all returns required to be filed with the relevant taxing authorities on or before the date of this Agreement, or has duly obtained extensions of time for the filing thereof, except as would not individually or in the aggregate, result in a Material Adverse Change. Each of the Company and its Subsidiaries has paid all taxes shown as due on such returns that were filed and all taxes imposed on or assessed against the Company or such Subsidiary, except for any taxes that are being contested in good faith and for which adequate reserves have been established in accordance with U.S. GAAP or as would not individually or in the aggregate, result in a Material Adverse Change. The provisions for taxes payable, if any, shown on the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are sufficient in all material respects for all accrued and unpaid taxes, whether or not disputed, for all periods to and including the dates of such financial statements. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or otherwise disclosed in writing to the Placement Agent: (i) no issues have been raised and are currently pending by any taxing authority in connection with any returns or taxes asserted as due from the Company or any of its Subsidiaries; and (ii) no waivers of statutes of limitation with respect to any returns or the collection of any taxes have been given by or requested from the Company or any of its Subsidiaries. For purposes of this Clause 3.1.23, “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, licence, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties and other taxes, fees, assessments or charges of any kind, together with any interest, penalties, additions to tax or additional amounts with respect thereto, and “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect of taxes;

3.1.24	the Company and any “employee benefit plan” as defined under ERISA established or maintained by the Company or its ERISA Affiliates (if any) are in compliance in all material respects with ERISA. To the Company’s knowledge, no “reportable event” as defined under ERISA has occurred with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” as defined under ERISA. Neither the Company nor any of its ERISA Affiliates has incurred any material liability under (i) title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

3.1.25	the Company and its Subsidiaries are in compliance with all Environmental Laws, except where the failure to comply would not, singularly or in the aggregate, result in a Material Adverse Change.

3.1.26	save in respect of any mortgages and other security granted over the properties of Hwa Tat Lee Japan Co., Ltd., and an all-monies charge granted over the properties and assets of HTL Marketing Pte. Ltd., the Company and each of its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease;

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3.1.27	the Company owns no “margin securities”, as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, and none of the proceeds of the Placement will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security, or for any other purpose which would cause any of the Placement Shares to be considered “purpose credit” within the meaning of Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

3.1.28	the minute books and corporate records of the Company and its Subsidiaries that have been made available to the Placement Agent and the Placement Agent’s counsel contain, in all material respects, accurate records of all material meetings and actions of the board of directors, board committees and shareholders, or analogous governing bodies and interest holders, of the Company and its Subsidiaries required to be recorded therein, except for any materials protected by attorney-client privilege or other applicable legal privilege. All corporate actions required to be taken by the Company for the authorisation, execution and delivery of this Agreement, the authorisation, allotment, issuance and sale of the Placement Shares and the consummation of the Placement have been duly and validly taken and are accurately reflected in the corporate records of the Company in all material respects. Except as would not, individually or in the aggregate, result in a Material Adverse Change, there are no material transactions, agreements, dispositions or other actions of the Company or any of its Subsidiaries that are required to be approved or recorded in such minute books or corporate records and have not been so approved or recorded;

3.1.29	neither the Company nor any of its subsidiaries, to the best of the Company’s knowledge, any of its directors, officers, substantial Shareholders or Key Management, has taken, directly or indirectly, any action that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares;

3.1.30	save as disclosed in the Introductory Document, the Supplementary Introductory Document, the Registration Statement, Disclosure Package, and the Prospectus, to the Company’s knowledge, no director, officer, or Key Management) of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or be expected to result in a Material Adverse Change;

3.1.31	save for the approvals, filings, registrations, consents, clearances and confirmations (including conditional approvals, filings, registrations, consents, clearances and confirmations) expressly contemplated to be obtained, made, or become effective or received on or before Completion pursuant to Clause 5.1, all consents, approvals, authorisations and other orders required for or in connection with the allotment and issue of the Placement Shares and the execution and performance by the Company of its obligations under this Agreement have been unconditionally obtained and remain in full force and effect, and to the Company’s knowledge, all other actions have been taken by or on behalf of the Company to comply with all legal and other requirements necessary to ensure that the allotment and issue of the Placement Shares and the performance of its obligations in respect of the Placement Shares do not infringe any existing law or regulation or the terms of any such consent, approval or authorisation;

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3.1.32	the Audited Accounts present fairly, the financial results and the state of affairs of the Company and the Group taken as a whole as at the date thereof and of the results for the period then ended and, in the Company’s view, make adequate provision for or, as appropriate, disclose all liabilities whether actual, contingent or disputed and all capital commitments whether actual or contingent of the Company and the Group as at such date, are in compliance with the requirements of all relevant laws then in force and the Accounts have been prepared in accordance with U.S. GAAP consistently applied;

3.1.33	the provisions or reserves made in the Audited Accounts are sufficient to cover all taxation (deferred or otherwise) liable to be assessed on the Company in accordance with U.S. GAAP;

3.1.34	the Unaudited Accounts are fair and not misleading and do not misstate the assets and liabilities of the Group as at the Accounts Date and the profits or losses of the Group for the period concerned, and, in the Company’s reasonable view, make adequate provision for or, as appropriate, disclose all material liabilities whether actual, contingent or disputed and all capital commitments whether actual or contingent of the Company and the Group as at such date, and since the Accounts Date there has not been any Material Adverse Change in the financial or business position of the Company or the Group taken as a whole;

3.1.35	no outstanding indebtedness or liability (including contingent liability) of any member of the Group (whether in respect of moneys raised from borrowings or otherwise or arising from guarantees or indemnities issued by any member of the Group) has become (or has become capable of being rendered or declared) due and payable before its normal maturity by reason of a default or any event of default however described and to the Company’s knowledge, no event or circumstance is impending or has occurred which, with the lapse of time or the fulfilment of any condition or the giving of notice, may result in any such indebtedness or liability becoming so payable;

3.1.36	to the Company’s knowledge, no event has occurred which constitutes a contravention of or default under any agreement or instrument by which any member of the Group or any of its assets is bound or affected, being a contravention or default which is likely to have a Material Adverse Change;

3.1.37	all other information relating to the Company and its Subsidiaries furnished by or on behalf of the Company to the Joint Issue Managers, Placement Agent, Nasdaq, the SEC, the SGX-ST or any other regulatory authority in connection with the Placement and the listing of the Placement Shares is true and accurate in all material respects and is not misleading in any material respect, all opinions, expectations and intentions have been carefully considered and are honestly and fairly held by the Directors, and the Company has made all enquiries to ascertain all facts material for the purpose aforesaid and to verify the truth and accuracy of such information and will supply the Placement Agent with such evidence to support the same as the Placement Agent may reasonably require to satisfy itself as to the truth or accuracy thereof, and there are no other facts in relation to the Company and/or the Group the omission of which would, in the context of the transactions contemplated by this Agreement, make any of such statements or information misleading in any material respect;

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3.1.38	the Company shall deliver or procure the delivery of such forms, documents, information and undertakings as may be reasonably required by the Placement Agent under the SFA or the Listing Rules on or prior to the Completion Date and do all such acts or things as may be required by the memorandum and articles of association of the Company, all applicable laws, regulations, rules and directives in Singapore or elsewhere or may otherwise be necessary or desirable in connection with or in relation to the Placement and the allotment and issue of the Placement Shares, including, without limitation, to procure that the CDP or its nominee is registered as the holder of the Placement Shares;

3.1.39	there are no pending actions, suits or proceedings against or directly affecting the Company and/or its Subsidiaries, and no such actions, suits or proceedings are, to the best of the Company’s knowledge, threatened or contemplated, save for any such actions, suits or proceedings which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

3.1.40	the Company is able to pay its debts as they fall due, is not insolvent and will not, as a result of the transactions contemplated by this Agreement, become insolvent;

3.1.41	the Company and each of its Subsidiaries maintain systems of internal accounting and disclosure controls sufficient to provide reasonable assurance that:

(i)	transactions are executed in accordance with management’s general or specific authorisations;

(ii)	transactions are recorded as necessary to permit the preparation of consolidated financial statements in accordance with U.S. GAAP;

(iii)	access to assets is permitted only in accordance with management’s general or specific authorisations;

(iv)	information required to be disclosed under applicable law and the rules and requirements of Nasdaq, the SEC and, upon completion of the Introduction, the SGX-ST, is recorded, processed, summarised and reported within the applicable time periods; and

(v)	the Company maintains disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, to the extent applicable to the Company. The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act that are applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act that are applicable to it;

3.1.42	save as disclosed in the Introductory Document, the Supplementary Introductory Document and/or due diligence reports issued by the legal advisers to the Company as to Australian, English, French, Japanese, and South Korean laws or by the Placement Agent’s Singapore legal adviser, the statutory records, books of account and other records of the Company and each of its Subsidiaries have been maintained in all material respects in accordance with the legal and regulatory requirements applicable to them, contain true and complete records in all material respects of the matters required to be recorded therein, and all material returns, particulars, resolutions and other documents required to be filed with or delivered to any applicable authority have been duly prepared and filed or delivered;

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3.1.43	the Company and each of its Subsidiaries maintain adequate insurance with reputable insurers in respect of their material properties, assets, businesses and operations against such risks as are customarily insured against by companies carrying on similar businesses, such policies are in full force and effect and, to the best of the Company’s knowledge, there are no circumstances which would render any such policy void or voidable or prevent the renewal of such insurance on substantially similar terms;

3.1.44	all material permits, consents, concessions, certificates, orders, licences, approvals, authorisations, registrations and filings required for the Company and each of its Subsidiaries to own or lease their respective properties and assets and to conduct their respective businesses as presently conducted have been obtained or made and remain in full force and effect, and neither the Company nor any of its Subsidiaries is in material breach of any condition attaching thereto or has received notice of any proceeding for the revocation, suspension or material modification thereof;

3.1.45	save as disclosed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Review of Our Past Financial Position – Off-Balance Sheet Arrangements” of the Introductory Document and the Supplementary Introductory Document, there are no off-balance-sheet transactions, arrangements or obligations of the Company or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the liquidity or capital resources of the Group taken as a whole, and there are no material outstanding guarantees or contingent payment obligations in respect of which payment has been demanded and remains unpaid, and each member of the Group has carried on its business in the ordinary and usual course;

3.1.46	all material transactions between the Company or any of its Subsidiaries, on the one hand, and any related party, on the other hand, have been disclosed in accordance with applicable law and U.S. GAAP and, other than transactions between members of the Group, have been entered into on arm’s-length terms or on terms no less favourable to the relevant member of the Group than those which could reasonably have been obtained from an unrelated third party;

3.1.47	the Company and each of its Subsidiaries owns, possesses or has valid rights to use all patents, copyrights, trade secrets, confidential information, know-how, trademarks, service marks, domain names, trade names, licences and other intellectual property rights material to the conduct of its business as presently conducted, and:

(i)	all material registrations relating thereto are valid and subsisting;

(ii)	neither the Company nor any of its Subsidiaries has received any unresolved written notice alleging any material infringement of the intellectual property rights of any other person; and

(iii)	no material action, claim or proceeding challenging the validity, ownership or use of any such intellectual property right is pending or, to the best of the Company’s knowledge, threatened;

3.1.48	no material labour or employment dispute involving the Company or any of its Subsidiaries exists or, to the best of the Company’s knowledge, is threatened;

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3.1.49	neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any of their respective directors, officers, employees or duly authorised agents:

(i)	is the subject or target of any economic or financial sanctions administered or enforced by the United Nations Security Council, the government of Singapore, the United States government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State, the European Union, His Majesty’s Treasury or any other sanctions authority applicable to the Company or the relevant Subsidiary; or

(ii)	is incorporated, organised, located or resident in a country or territory which is the subject of comprehensive economic or financial sanctions,

(iii)	and the Company will not directly or indirectly use, lend, contribute or otherwise make available any proceeds of the Placement in a manner which would result in a breach of any such sanctions by any person participating in the Placement;

3.1.50	neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any of their respective directors, officers, employees or duly authorised agents has made, offered, promised or authorised any unlawful payment, gift or transfer of anything of value, directly or indirectly, to any governmental official or other person for the purpose of improperly influencing any act or decision, obtaining or retaining business or securing any improper advantage, and the Company and each of its Subsidiaries has conducted its business in compliance in all material respects with applicable anti-bribery and anti-corruption laws and maintains policies and procedures reasonably designed to promote compliance with such laws;

3.1.51	the operations of the Company and each of its Subsidiaries are and have been conducted in compliance in all material respects with all applicable financial record-keeping, reporting and anti-money laundering laws, regulations and requirements in each jurisdiction in which they are incorporated or conduct business, and no action, suit, proceeding, investigation or inquiry relating to any such law is pending or, to the best of the Company’s knowledge, threatened against the Company or any of its Subsidiaries;

3.1.52	save as to transactions carried out in the ordinary course of business and save as disclosed in the Company’s annual report and announcements and/or which have been made public, no member of the Group has (i) made any disposal of or granted any encumbrance (whether conditional or otherwise) over any subsidiary or material asset (including real property) or part thereof or agreed to make any such disposal or grant any such encumbrance that may have a material adverse effect on the Group taken as a whole; or (ii) created, allotted, issued, acquired, repaid or redeemed any share or loan capital or made an arrangement or agreement or undertaken an obligation to do any of those things that may have a material adverse effect on the Group taken as a whole;

3.1.53	all the returns, notices or information which are made or given or ought to have been made or given by a member of the Group for taxation and which are material for disclosure to the Placement Agent in the context of the Placement have been duly made and all such returns are up-to-date, materially correct and on a proper basis, and are, as at the date of this Agreement, not subject to any dispute with any relevant and appropriate authorities and, to the Company’s knowledge, there are no present circumstances which are likely to give rise to any such dispute;

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3.1.54	save for the Placement Shares and any Shares issuable pursuant to the incentive securities plan adopted by the Company on 17 September 2024 or otherwise specifically disclosed in the Introductory Document, the Supplementary Introductory Document or the Company’s public filings, there are no present agreements or obligations which call for the present or future creation, transfer, redemption, repayment, issue or allotment of, or grant to any person the right (whether conditional or otherwise) to call for the creation, redemption, repayment, issue, allotment or transfer of any share or loan capital (including without limitation any option or right of pre-emption or conversion);

3.1.55	the Company has disclosed in its filings or announcements with Nasdaq and the SEC prior to the date of this Agreement all material information regarding the condition (financial or otherwise), affairs, business, operations and material contracts of the Company and/or its Subsidiaries which is material in the context of the Placement, and there is no information not so disclosed prior to the date of this Agreement which might be material for disclosure in the context of the Placement;

3.1.56	the Company has disclosed all price-sensitive information relating to the Placement or the Company and its Subsidiaries required to be disclosed under the applicable rules of Nasdaq, the SEC or the SGX-ST and does not possess any such information that has not been publicly announced or otherwise disclosed as required; and

3.1.57	each of the foregoing provisions of this Clause 3.1 will be true and accurate in all respects (other than the representations, warranties and undertakings on the part of the Company as set out in this Agreement that are qualified by materiality which shall be true, accurate and not misleading in all material respects) and not misleading in any respect as at the date of this Agreement and as at the Completion Date by reference to the facts or circumstances subsisting at that time.

3.2	The Company further undertakes to the Placement Agent that:

3.2.1	it shall comply with, and procure that its Directors comply with, all relevant statutory and regulatory requirements pertaining to the Placement, including, without limitation, the requirements of the Listing Rules, the SFA and the SFR, the rules and requirements of Nasdaq and the SEC, and applicable Cayman Islands law;

3.2.2	it shall comply with the undertakings given or to be given by it to the SGX-ST pursuant to Rule 217 of the Listing Rules, including by releasing to the SGX-ST in English all information and documents relating to the Placement at the same time as they are released to the Home Exchange and informing the SGX-ST of the issue of the Placement Shares and the decision of the Home Exchange;

3.2.3	it shall do all other things and sign or execute such documents as may be required in order to complete the allotment and issue of the Placement Shares;

3.2.4	it shall use the net proceeds of the issue of the Placement Shares as specified in the Placement Announcement;

3.2.5	it shall procure that the Placement Shares are listed and quoted on the Main Board of the SGX-ST and are freely tradable in accordance with the rules, requirements and directives of the SGX-ST no later than the commencement of trading on the Listing Date;

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3.2.6	it shall, as soon as reasonably practicable, notify the Placement Agent if, at any time prior to payment by the Placement Agent of the Net Proceeds in respect of the Placement Shares, any event or matter occurs which renders or may render untrue, incorrect or misleading in any material respect any of the representations, warranties and undertakings contained in Clause 3.1 and it shall forthwith take such steps as the Placement Agent may reasonably require to remedy and/or publicise such event or matter;

3.2.7	to the extent that Rules 803 and 812 of the Listing Rules are applied to the Company pursuant to Rule 217(3) or any condition imposed by the SGX-ST in connection with the Listing, it shall not allot or issue any Placement Shares to a person falling within Rule 812(1), except as permitted under Rules 812(2), (3) or (4), as applicable, and shall not issue any Placement Shares so as to transfer a controlling interest without the prior shareholder approval required under Rule 803;

3.2.8	it shall cooperate fully with the Placement Agent and use its best endeavours to cause the Placement Shares to become eligible for clearance and settlement through CDP by the Completion Date;

3.2.9	it will not take, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under any applicable law or regulation or otherwise, in the stabilisation or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares;

3.2.10	subject to the condition in Clause 5.1, it shall comply with all applicable conditions imposed by the SGX-ST, Nasdaq, the SEC, CDP or DTC relating to the allotment, issue, listing, quotation of the Placement Shares, and shall not take any action or do any act or thing which may be prejudicial thereto; and

3.2.11	it has not, directly or indirectly, distributed, and will not, directly or indirectly, distribute, use or refer to, any written offering material in connection with the Placement other than the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, the Introductory Document, the Supplementary Introductory Document, any investor presentation or other written materials unless permitted under the Securities Act and approved in writing by the Placement Agent.

3.3	The Company undertakes and agrees not to cause, and not to permit, any of the representations, warranties and undertakings specified in Clauses 3.1 and 3.2 to become misleading, untrue or incorrect in any material respect before and on the Completion Date.

3.4	If it shall come to the knowledge of the Company prior to the Completion Date that any of the representations, warranties and undertakings specified in Clauses 3.1 and 3.2 above has become misleading, untrue or incorrect in any material respect, the Company shall forthwith give notice to the Placement Agent of the same and, at the same time and/or any time thereafter prior to the Completion Date, notify the Placement Agent of the steps, if any, at that time taken or proposed to be taken to remedy or rectify the same.

3.5	The warranties, representations, and undertakings of the Company which have not been fully performed at Completion as set forth in this Agreement shall continue in full force and effect notwithstanding the Completion of the Placement and issue of the Placement Shares, the delivery of and payment for the Placed Shares, any investigation by or on behalf of the Placement Agent or the termination of this Agreement.

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3.6	Save as required by law or by the rules of Nasdaq, the SEC or the SGX-ST, the Company hereby undertakes that no public announcement or communication concerning the Company and/or the Group which is material in relation to the Placement shall be made by or on behalf of the Company and/or the Group, as the case may be, between the date of this Agreement and the Completion Date without prior written approval from the Placement Agent (which approval shall not be unreasonably withheld or delayed) as to the content, timing and manner of making thereof.

3.7	The Company acknowledges and agrees that:

3.7.1	the Placement Agent has been retained solely to act as placement agent in respect of the Placement and, in that capacity, no fiduciary, advisory or other agency relationship has been created between the Company or any other person and the Placement Agent, except for the obligations expressly set out in this Agreement and save for the fact that the Placement Agent is a joint issue manager in connection with the Introduction;

3.7.2	this Agreement constitutes an arm’s length commercial transaction between the Company and the Placement Agent, and the Company is capable of independently evaluating and understanding, and understands and accepts, the terms, risks and conditions of the Placement;

3.7.3	the Placement Agent and its affiliates may engage in transactions or activities involving interests which differ from those of the Company and shall have no obligation to disclose those interests or activities by reason only of its appointment under this Agreement;

3.7.4	the Placement Agent has not, in its capacity as Placement Agent, provided the Company with legal, accounting, regulatory or tax advice in connection with the Placement, and the Company has consulted its own professional advisers to the extent it considers appropriate; and

3.7.5	the Company has complied and will comply with the selling restrictions set forth in Schedule 1 in connection with the Placement and, without limiting the foregoing, neither the Company nor any of its affiliates nor any person acting on its or their behalf (other than the Placement Agent, as to which no representation is made) has offered or sold, or will offer or sell, any Placement Shares to any person who is located within the United States, is a U.S. Person or is acquiring the Placement Shares for the account or benefit of a U.S. Person.

3.8	The Company shall not, on or before the Completion Date, without the prior written consent of the Placement Agent, offer, allot or issue any Shares or other securities, declare or pay any dividend or other distribution in respect of the Shares, alter its capital structure or undertake any purchase or redemption of Shares, other than:

3.8.1	the allotment and issue of the Placement Shares;

3.8.2	any action disclosed in the Introductory Document, the Supplementary Introductory Document or the Company’s public filings before the date of this Agreement; or

3.8.3	any action required by applicable law or the rules or requirements of Nasdaq, the SEC or the SGX-ST.

3.9	The Company shall not take any action or do any act or thing which may materially prejudice the Placement or the ability or willingness of the Placement Agent to perform its obligations under this Agreement.

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3.10	The Company consents to the disclosure by the Placement Agent to the MAS, the SGX-ST, Nasdaq, the SEC, FINRA and any other applicable governmental or regulatory authority, and to its affiliates, professional advisers and sub-placement agents, of any information relating to the Group or the Placement where such disclosure is considered necessary or desirable by the Placement Agent in connection with the Placement, the performance of its obligations under applicable law or regulation or the appointment of any sub-placement agent.

3.11	The Company shall deliver to the Placement Agent and the Placement Agent’s counsel, prior to filing, any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus proposed to be filed after the date of this Agreement, and shall not file any such amendment or supplement to which the Placement Agent reasonably objects in writing.

3.12	The Company shall comply with the requirements of Rule 424(b) under the Securities Act and the applicable rules and regulations of the SEC promulgated under the Securities Act, and shall notify the Placement Agent promptly, and confirm such notice in writing, (i) when any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus has been filed and when any amendment to the Registration Statement has become effective; (ii) of the receipt of any comments from the SEC; (iii) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Disclosure Package or the Prospectus or for additional information; (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus, or of the initiation or threatening of any proceedings for any such purpose; and (v) if the Company becomes the subject of any proceeding under Section 8A of the Securities Act in connection with the Placement. The Company shall effect all filings required under Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424(b), and shall use its best efforts to prevent the issuance of any stop order or other order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

3.13	The Company shall comply with the Securities Act, the rules and regulations of the SEC promulgated thereunder, the Exchange Act and the rules and regulations of the SEC promulgated thereunder so as to permit the completion of the distribution of the Placement Shares as contemplated in this Agreement, the Registration Statement, the Disclosure Package and the Prospectus. If, at any time when a prospectus relating to the Placement Shares is required by the Securities Act to be delivered in connection with sales of the Placement Shares, any event occurs or condition exists as a result of which it is necessary, in the opinion of counsel for the Company or counsel for the Placement Agent, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading; or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the Securities Act or the rules and regulations of the SEC promulgated thereunder, the Company shall promptly (a) give the Placement Agent notice of such event or condition; (b) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Placement Agent and the Placement Agent’s counsel with copies of any such amendment or supplement; and (c) file with the SEC any such amendment or supplement. The Company shall not file or use any such amendment or supplement to which the Placement Agent or the Placement Agent’s counsel reasonably objects, and shall furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request.

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3.14	The Company agrees that, unless it obtains the prior written consent of the Placement Agent, it shall not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus”, or a portion thereof, required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act; provided, however, that the Placement Agent shall be deemed to have consented to each Issuer General Use Free Writing Prospectus hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act that has been reviewed by the Placement Agent. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Placement Agent as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and that it has complied and will comply with the applicable requirements of Rule 433 under the Securities Act with respect thereto, including timely filing with the SEC where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Placement Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.15	The Company shall deliver or make available to the Placement Agent and the Placement Agent’s counsel, without charge, copies of the Registration Statement as originally filed and each amendment thereto, including exhibits and documents incorporated by reference therein, and all consents and certificates of experts filed or delivered in connection therewith. Such copies shall be identical to the electronically transmitted copies filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.16	The Company shall deliver or make available to the Placement Agent and the Placement Agent’s counsel, without charge, such number of copies of each Preliminary Prospectus and the Prospectus, and any amendment or supplement thereto, as the Placement Agent may reasonably request, and the Company consents to the use of such copies by the Placement Agent in connection with the Placement for purposes permitted by the Securities Act. The Preliminary Prospectus, the Prospectus and any amendments or supplements thereto made available to the Placement Agent and the Placement Agent’s counsel shall be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.17	The Company shall retain an independent registered public accounting firm that is independent with respect to the Company as required by the Securities Act, the rules and regulations of the SEC promulgated thereunder and the Public Company Accounting Oversight Board for so long as is necessary to complete the Placement and to satisfy the Company’s reporting obligations under the Exchange Act.

3.18	The Company shall promptly advise the Placement Agent if it is or becomes aware that: (i) any director or executive officer of the Company; (ii) any beneficial owner of 5% or more of any class of the Company’s securities; or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement, is or becomes an affiliate or associated person of any FINRA member participating in the Placement, in each case as determined in accordance with the rules and regulations of FINRA.

3.19	The Company shall, during the period when a prospectus relating to the Placement Shares is required to be delivered under the Securities Act in connection with sales of the Placement Shares, file or furnish all reports, forms, statements and other documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act within the time periods required by the Exchange Act. The Company shall report the use of proceeds from the issuance and sale of the Placement Shares to the extent required by Rule 463 under the Securities Act.

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3.20	Prior to the Completion Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agent is notified), without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law.

3.21	For a period of two years after the date of this Agreement, the Company shall use its best efforts to maintain the registration of the Shares under the Exchange Act. The Company shall not deregister the registration of the Shares under the Exchange Act during such period without the prior written consent of the Placement Agent (such consent not to be unreasonably withheld).

3.22	For a period of three years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements under PCAOB Auditing Standard (AS) 4105 for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information. The auditor shall not be required to issue any formal review report and the Company shall not be required to refer to the review publicly.

3.23	The Company shall use its best efforts to maintain the listing of the Shares on Nasdaq or the SGX-ST for at least two years from the date of this Agreement.

3.24	The Company has retained a financial public relations firm reasonably acceptable to the Placement Agent and the Company (Edelman Smithfield being sufficient), which shall be mutually agreed to by the Placement Agent and Company and shall be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Placement Agent for a period of not less than six (6) months after the Completion Date.

3.25	The Company shall apply the net proceeds from the Placement received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus.

3.26	The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.27	Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Placement Agent) shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

3.28	The Company acknowledges and agrees that the Placement Agent’s responsibility to the Company is solely contractual in nature and that none of the Placement Agent or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Placement and the other transactions contemplated by this Agreement.

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3.29	The Company shall use its best efforts, in cooperation with the Placement Agent, if necessary, to qualify the Placement Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Placement Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.30	Any warranty given by the Company in this Agreement that is qualified by the expression “the Company’s knowledge” or “so far as the Company is aware” or any similar expression shall be deemed to refer to the knowledge of the Directors and executive officers of the Company would have had, after making reasonable enquiries into the subject matter of the relevant warranty.

4.	COMPLETION

4.1	Subject to the terms and conditions of this Agreement (and in particular, but without limitation, the satisfaction of the conditions set out in Clause 5 below), Completion shall take place on the Completion Date at the offices of the Placement Agent (or such other place as the Parties may agree).

4.2	No later than two (2) Business Days prior to the Completion Date, the Company shall allot and issue the Placed Shares, and by the Completion Date, procure that the Placed Shares are credited, through the applicable clearing and settlement arrangements, to the Securities Accounts notified by the Placement Agent pursuant to Clause 10.2.1. The Company shall, one (1) Business Day prior to Completion Date, provide the Placement Agent with written confirmation that the Placed Shares have been duly allotted, issued and credited to the relevant Securities Accounts.

4.3	Against compliance by the Company with Clause 4.2, the Placement Agent will make payment to the Company of the Net Proceeds for the total number of Placed Shares by way of a wire transfer to a bank account designated by the Company.

For the purpose of this Clause 4.3:

Net Proceeds = P – C

Where:

“P” means the product of the Placement Price and the number of Placed Shares; and

“C” means the Commission payable to the Placement Agent in respect of the Placed Shares,

provided always that the Placement Agent shall be entitled to deduct from the Net Proceeds all sums payable to the Placement Agent pursuant to Clause 8.

5.	CONDITIONS

5.1	The obligations of the Placement Agent under this Agreement are conditional upon the performance by the Company of its obligations under this Agreement required to be performed on or before the Completion Date and upon the following:

5.1.1	all conditions to completion of the Introduction having been satisfied or waived;

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5.1.2	the Company having complied with all applicable requirements of the SGX-ST in connection with the issue, listing and quotation of the Placement Shares, including having informed the SGX-ST of the proposed issue of the Placement Shares and the decision of the Home Exchange in accordance with Rule 878 of the Listing Rules, and any approval, confirmation, clearance or non-objection required from the SGX-ST in connection therewith having been obtained, not revoked, withdrawn or amended and, where such approval is subject to conditions required to be fulfilled on or before the Completion Date, such conditions having been fulfilled to the satisfaction of the SGX-ST or waived by the SGX-ST;

5.1.3	the exemptions under Section 272B, 274 or 275 of the SFA being applicable to the Placement under this Agreement;

5.1.4	the allotment, issuance and subscription of the Placement Shares not being prohibited by any statute, order, rule, regulation or directive promulgated or issued after the date of this Agreement by any legislative, executive or regulatory body or authority of Singapore or any other jurisdiction applicable to the Company or the Placement Agent;

5.1.5	the delivery to the Placement Agent on the Completion Date of a certificate, substantially in the form set out in Schedule 2, signed on behalf of the Company by its duly authorised officers;

5.1.6	the delivery to the Placement Agent on or before the Completion Date of:

(i)	a legal opinion from the Company’s Cayman Islands counsel, dated the Completion Date, addressing, among other things, the Company’s valid existence, capacity and authority and the due authorisation and valid allotment and issue of the Placement Shares;

(ii)	a Singapore-law enforceability opinion from Rajah & Tann Singapore LLP, as the Company’s Singapore counsel, dated the Completion Date;

(iii)	such U.S. legal opinions and disclosure or negative-assurance letters from the relevant U.S. counsel as the Placement Agent may reasonably require; and

(iv)	such comfort letters from the Company’s reporting accountants or independent auditors as the Placement Agent may reasonably require;

in each case in form and substance satisfactory to the Placement Agent;

5.1.7	all approvals, filings, registrations, consents, clearances and confirmations required under Cayman Islands law, the Company’s memorandum and articles of association, U.S. securities laws and the rules and requirements of Nasdaq, the SEC and FINRA in connection with the Placement and the allotment and issue of the Placement Shares having been obtained, made, become effective or received, as applicable, and remaining in full force and effect;

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5.1.8	there not having occurred, in the opinion of the Placement Agent, any Material Adverse Change, or any development reasonably likely to involve a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business, subsequent to the date of this Agreement which, in the opinion of the Placement Agent, is or is reasonably likely to be materially adverse in the context of the Placement or is reasonably likely materially to prejudice the success of the Placement or dealings in the Placement Shares in the secondary market;

5.1.9	the representations, warranties and undertakings in Clause 3 remaining true and correct in all respects (other than the representations, warranties and undertakings on the part of the Company as set out in this Agreement that are qualified by materiality which shall be true, accurate and not misleading in all material respects) as at the Completion Date and the Company having performed all of its obligations hereunder to be performed on or before the Completion Date;

5.1.10	the Placement Agent having received the subscription monies from the subscribers of the Placed Shares in full. In the event that the subscription monies are not received by such time as stipulated by the Placement Agent, then the Placement Agent may, at its discretion, delay the Completion Date by up to three business days in order to secure such subscription monies or to arrange for investors to replace the investors whose subscription monies have not been received; provided, that if the subscription monies have not been provided at the end of such period or if alternative subscribers have not been secured in respect of the Placement Shares for which subscription monies remain outstanding, then the Placement Agent shall be entitled to terminate this Agreement and the obligations of the Placement Agent under this Agreement shall cease, provided, further, that in the event that the amount of subscription monies collected equals or exceeds 75% of the subscription monies expected to be collected, then the Company, at its sole discretion, may cause the Placement Agent to waive this condition only with respect to the portion for which subscription monies were actually received;

5.1.11	the Company having submitted to Nasdaq a Notification Form: Listing of Additional Shares (the “LAS Notification”) with respect to the Placement Shares at least fifteen (15) calendar days prior to the Completion Date, in accordance with Nasdaq Listing Rule 5250(e)(2), and Nasdaq having raised no objection to the LAS Notification, the Company not having received any notice from Nasdaq that the LAS Notification is deficient or that the issuance of the Placement Shares does not comply with the Nasdaq Listing Rules, and the Placement Shares having been approved for listing on The Nasdaq Capital Market, subject only to official notice of issuance;

5.1.12	Nasdaq not having suspended trading in, or delisted, the Shares on or prior to the Completion Date, neither Nasdaq nor the Company having commenced any proceeding to delist the Shares or suspend trading therein, and the Company having not received any notice from Nasdaq that any such proceeding is contemplated or threatened; and

5.1.13	the Company having provided to the Placement Agent (i) a copy of the LAS Notification together with written or electronic evidence from the Nasdaq Listing Center of the date of its submission, and (ii) any written confirmation received from Nasdaq regarding the listing of the Placement Shares, in each case in form and substance reasonably satisfactory to the Placement Agent.

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5.2	The Placement Agent may, and upon such terms as it thinks fit, waive compliance with any of the conditions contained in Clause 5.1 which is capable of waiver by the Placement Agent and any condition so waived shall be deemed to have been satisfied, provided always that any such waiver as aforesaid shall be without prejudice to its right to elect to treat any further or other breach, failure or event as releasing and discharging it from its obligations under this Agreement.

5.3	If any of the conditions contained in Clause 5.1 has not been satisfied on or before the Cut-Off Date, this Agreement shall terminate and shall be of no further effect and no Party hereto shall be under any liability to the other in respect of this Agreement save that the Company shall remain liable under Clause 7 for indemnities and Clause 8 for the reimbursement of costs and expenses incurred by the Placement Agent in respect of the placement of the Placement Shares up to the date of such termination.

6.	COMMISSION

6.1	In consideration of the agreement of the Placement Agent contained in Clause 2 to procure placees on a best endeavours basis for the Placement Shares, the Company shall pay to the Placement Agent a placement commission of 3.0% of the Placement Price for each Placed Share (and, if applicable, goods and services tax thereon), according to the relevant number of Placed Shares issued through the Placement Agent pursuant to the Placement hereunder (the “Commission”). The Placement Agent shall be entitled to charge and retain a buyer’s brokerage of 1.0% of the aggregate Placement Price payable by each relevant placee in respect of the Placement Shares subscribed by it.

6.2	Such Commission shall be payable on the Listing Date contemporaneously with the Placement Agent’s payment obligations pursuant to Clause 4.3 and in the manner set out therein. The Placement Agent shall be entitled to set off and deduct from the proceeds payable to the Company any amount owing by the Company to the Placement Agent pursuant to this Clause 6.

6.3	Any goods and services tax or other levies now or hereafter imposed by law (including but not limited to the Goods and Services Tax Act 1993 of Singapore) or required to be paid in respect of any moneys payable to or received or receivable by the Placement Agent shall be borne and paid by the Company and may be deducted by the Placement Agent from the subscription moneys payable to the Company in accordance with Clause 4.3.

7.	INDEMNITY

7.1	The commitment of the Placement Agent hereunder is made on the basis of the representations, warranties and undertakings by the Company contained in Clause 3 and with the intention that the same shall remain true and accurate in all respects (other than the representations, warranties and undertakings on the part of the Company as set out in this Agreement that are qualified by materiality which shall be true, accurate and not misleading in all material respects) as at the date of this Agreement and as at the Completion Date, the Company undertakes that it shall fully indemnify the Indemnified Persons against all losses, liabilities, damages, costs (including all legal costs), claims, charges, expenses, actions, demands and proceedings (collectively, “Claims”) which may be suffered or incurred by or made against the Indemnified Persons as a result of or in connection with:

7.1.1	any of the representations, warranties and undertakings by the Company contained in this Agreement being untrue, incorrect, inaccurate or misleading in any material respect;

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7.1.2	any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, in the light of the circumstances under which they were made, not misleading in any material respect;

7.1.3	the execution, delivery, performance or enforcement of this Agreement or the consummation of the Placement, provided, however, that the Company shall not be liable under Clause 7.1.3 to the extent that such loss, liability, damage, cost, charge, expense, claim, action, demand or proceeding arises out of or is based upon any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with the Placement Agent Information;

7.1.4	any failure by the Company to perform any of its obligations under this Agreement; or

7.1.5	any fraud, act or omission by the Company and/or its respective agents,

and the indemnity shall extend to include all costs (including all legal costs), charges and expenses which the Indemnified Persons may pay or incur in investigating, disputing, defending, settling or compromising any claim or action or other proceedings in respect of which indemnity may be sought against the Company under this Clause 7.1, provided that the Company shall not be liable under this Clause 7.1 to the extent that such loss, liability, damage, cost, charge, expense, claim, action, demand or proceeding arises out of or is based upon: (a) any untrue statement, misrepresentation, inaccuracy or omission made in reliance upon and in conformity with the Placement Agent Information; (b) the gross negligence, wilful misconduct or bad faith of any Indemnified Person; or (c) any breach by the Placement Agent of its representations, warranties or undertakings under this Agreement.

7.2	Upon any material misrepresentation or material breach of such representations, warranties and undertakings contained in Clause 3 or material breach or failure to perform any of the undertakings contained in Clause 3 coming to the notice of the Placement Agent on or prior to the Completion Date, and where such breach is remediable, is not remedied by the Company or any Group Company (as the case may be) by the earlier of (i) five (5) Business Days after the receipt of a notice from the Placement Agent and (ii) the Completion Date, or which default is not waived by the Placement Agent in writing, the Placement Agent shall be entitled (but not bound), without prejudice to any other right or remedy which the Placement Agent may have (including any right or remedy under this Clause 7.2), by notice to the Company to elect to treat such misrepresentation or breach or failure as releasing and discharging the Placement Agent from its obligations hereunder in respect of the Placement Shares, provided always that failure to make any such election as aforesaid shall be without prejudice to the right of the Placement Agent to elect to treat, prior to payment being made to the Company on the Completion Date, any further or other such misrepresentation or breach or failure as a cause for termination of its obligations under this Agreement in respect of the Placement Shares and provided also that the Company shall indemnify the Placement Agent against any costs or expenses which it may have sustained or incurred as a result of such termination.

7.3	The respective representations, warranties and undertakings under this Agreement shall continue in full force and effect notwithstanding Completion, any investigation by or on behalf of the Placement Agent or the termination of this Agreement.

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7.4	The Company shall not, without the prior written consent of the relevant Indemnified Person (such consent not to be unreasonably withheld, conditioned or delayed), settle or compromise, or consent to the entry of any judgment in respect of, any pending or threatened claim, action or proceeding in respect of which indemnification may be sought under this Clause 7 unless such settlement, compromise or consent includes an unconditional release of the relevant Indemnified Person from all liability arising out of such claim, action or proceeding and does not include any statement or admission of fault, culpability or failure to act by or on behalf of the relevant Indemnified Person.

7.5	An Indemnified Person seeking indemnification under this Clause 7.1 shall: (a) promptly notify the Company in writing of any claim, action or proceeding for which indemnification may be sought (provided that any delay in providing such notice shall not relieve the Company of its obligations hereunder except to the extent the Company is materially prejudiced by such delay); (b) permit the Company, at its option and expense, to assume the defence of such claim, action or proceeding with counsel reasonably acceptable to such Indemnified Person; and (c) cooperate with the Company in the defence of such claim, action or proceeding.

7.6	If the indemnification provided for in this Clause 7 is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, liabilities, damages, costs, charges, expenses, claims, actions, demands or proceedings referred to herein, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result thereof in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the Placement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, omissions, acts or failures to act which resulted in such losses, liabilities, damages, costs, charges, expenses, claims, actions, demands or proceedings, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds from the Placement received by the Company, before deducting expenses, and the total commission received by the Placement Agent pursuant to this Agreement, bear to the aggregate gross proceeds of the Placement. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Placement Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Clause 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Person as a result of any losses, liabilities, damages, costs, charges, expenses, claims, actions, demands or proceedings referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such claim, action or proceeding. Notwithstanding the foregoing, the Placement Agent shall not be required to contribute any amount in excess of the commission actually received by the Placement Agent pursuant to this Agreement, and no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.7	Any losses, liabilities, damages, costs, charges or expenses for which an Indemnified Person is entitled to indemnification or contribution under this Clause 7 shall be paid by the Company as and when such losses, liabilities, damages, costs, charges or expenses are incurred and, in any event, within 30 calendar days of receipt by the Company of an invoice or written request for payment, provided that, where the Company disputes in good faith that any such amount is indemnifiable under this Clause 7, the foregoing payment obligation shall not apply to such amount so disputed pending resolution of such dispute pursuant to Clause 17.2, and the Company shall only liable to pay such amounts upon issuance of a final and binding judgment in favour of the Indemnified Person from the Singapore courts.

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8.	EXPENSES

8.1	In addition to the Commission on the Placed Shares payable by the Company in accordance with Clause 6, the Company shall bear and pay all reasonable costs and expenses in connection with the Placement and this Agreement, including without limitation:

8.1.1	the preparation, printing, execution, reproduction and delivery of this Agreement and any other documents related to the Placement, and each amendment or supplement thereto, in such number as may be reasonably required by the Placement Agent;

8.1.2	professional fees of the Placement Agent’s legal advisers, accountants and other professionals, if any;

8.1.3	all documented travelling, telephone, telex, postage and other out-of-pocket expenses incurred by the Placement Agent and the Placement Agent’s legal advisers, accountants and other professionals in connection with the Placement;

8.1.4	all listing fees incurred in connection with the Placement; and

8.1.5	all stamp, registration, transfer and other similar taxes, duties, fees and charges (including any interest and penalties thereon or in connection therewith), if any arising under the laws of Singapore or any other jurisdiction in connection with this Agreement.

8.2	Payment of such amounts referred to in Clause 8.1 shall be made whether or not the obligations of the Placement Agent under this Agreement become unconditional or are terminated pursuant to Clause 5.3 or Clause 9.

8.3	Subject to Clause 8.1.3, the Company shall forthwith upon request by the Placement Agent reimburse the Placement Agent for any such expenses as are referred to above incurred by it. Without prejudice to the foregoing, the Parties further agree and acknowledge that the Placement Agent shall be entitled to deduct from the Net Proceeds all sums payable to the Placement Agent by the Company under this Agreement (including without limitation any monies to be reimbursed to the Placement Agent hereunder).

9.	RESCISSION AND TERMINATION

9.1	Notwithstanding anything contained in this Agreement and without prejudice to its other rights or powers under this Agreement, the Placement Agent may (but is not bound to), by notice to the Company given at any time prior to Completion, rescind or terminate this Agreement in any of the following circumstances:

9.1.1	subject to compliance with Clause 7.2, if there shall have come to the notice of the Placement Agent any material misrepresentation by the Company or any material breach of the representations, warranties and undertakings contained in this Agreement;

9.1.2	if any of the conditions specified in Clause 5 has not been satisfied or waived by the Placement Agent on or before the Cut-Off Date;

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9.1.3	if there shall have been or come into effect, since the date of this Agreement:

(i)	any Material Adverse Change, or any development involving a prospective Material Adverse Change, in the condition (financial or otherwise) of the Company and/or the Group as a whole; or

(ii)	in any relevant jurisdiction, any introduction of or any change in any statute, regulation, order, policy or directive (whether or not having the force of law and including without limitation, any directive or request issued by the SGX-ST) or in the interpretation or application thereof by any court or other competent authority; or

(iii)	any material adverse change, or any development involving a prospective material adverse change, in local, national or international financial, political, industrial, economic or monetary conditions; or

(iv)	any material adverse change, or any development involving a prospective material adverse change, in local, national or international securities or stock markets; or

(v)	any occurrence or any local, national or international outbreak or escalation of hostilities, insurrection or armed conflict that may have a material adverse effect on the financial markets; or

(vi)	any regional or local outbreak of disease that may have a material adverse effect on the financial markets; or

(vii)	any event or series of events in the nature of force majeure (including without limitation, acts of government, strikes, lock-outs, fire, explosion, flooding, civil commotion, acts of war, acts of terrorism, acts of God, accident, epidemics, earthquakes or interruption or delay in transportation), which event(s) shall in the reasonable opinion of the Placement Agent: (a) have or be reasonably likely to have a material adverse effect on the Completion of the Placement, such that it would be impracticable to proceed with the Placement on the terms and in the manner contemplated in this Agreement; (b) result or be likely to result in the issue of a notice of refusal to the admission of the Placement Shares on the SGX-ST; or (c) make it uncommercial to proceed with Completion of the Placement;

9.1.4	if there is a suspension by Nasdaq or the SGX-ST of trading in the issued Shares (other than in relation to any pending announcement of the Company or on a temporary basis at the request of the Company) or a delisting of the Shares from Nasdaq or the Main Board of the SGX-ST;

9.1.5	if Nasdaq, the SEC or the SGX-ST makes any ruling (or revokes any ruling previously made) the effect of which would restrict or prohibit the Placement or the listing and quotation of the Placement Shares; or

9.1.6	if the offer, subscription, allotment or issue of the Placement Shares in accordance with this Agreement is prohibited by any statute, order, regulation or directive issued by, or objected to by, any legislative, executive or regulatory body or authority of Singapore, the Cayman Islands, the United States or elsewhere (including, without limitation, the MAS, Nasdaq, the SEC and the SGX-ST).

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9.2	Upon such notice being given by the Placement Agent pursuant to Clause 9.1, this Agreement shall terminate and be of no further effect as between the Parties and no Party shall be under any liability to the other in respect of this Agreement, except that the Company shall remain liable for the reimbursement of costs and expenses reasonably incurred by the Placement Agent under Clause 8 up to the date on which such notice was given and under Clause 7 in respect of the indemnity thereunder.

10.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE PLACEMENT AGENT

10.1	The Placement Agent represents, warrants and undertakes to the Company that:

10.1.1	it has taken all necessary corporate action to enable it to enter into this Agreement;

10.1.2	its obligations under this Agreement are valid, binding and enforceable in accordance with its terms;

10.1.3	its entry into, and/or performance of its obligations under, this Agreement does not and will not violate any law or regulation binding on or applicable to it;

10.1.4	it is duly incorporated under the laws of Singapore with full power and authority to conduct its business in Singapore and it has all the necessary licences and consents to carry out its obligations under this Agreement in each relevant jurisdiction in which it will perform its obligations under this Agreement;

10.1.5	in procuring placees for the Placement Shares, it is not acting as an agent of the Company and will not represent itself or hold itself out as an agent of the Company or make any representation or enter into any agreement on behalf of the Company and it will not on behalf of the Company give any information or make any representation in connection with the Placement. For the avoidance of doubt, nothing herein shall prevent the Placement Agent from providing information contained in documents approved by the Company or publicly released by the Company;

10.1.6	the Company shall not have any responsibility for, and the Placement Agent will obtain, any consent, approval or permission required under any laws and regulations for the Placement to the extent applicable to the Placement Agent in connection with the performance of its obligations and activities under this Agreement;

10.1.7	it will not offer or sell or procure placees or make an invitation for or in respect of the Placement Shares in any jurisdiction or under any circumstances in which such offer, subscription or invitation is unlawful or not authorised;

10.1.8	it will obtain confirmations from the placees of the Placement Shares that they are not acting in concert (as defined under the Singapore Code on Take-overs and Mergers) with any other party when participating in the Placement;

10.1.9	there are no share borrowing arrangements for the Placement; and

10.1.10	in the event the number of Placement Shares placed to the relevant placee results in any placee becoming a substantial Shareholder, the Placement Agent will inform the Company in a timely manner so that the Company can make the necessary announcements and filings.

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10.2	The Placement Agent undertakes to the Company that:

10.2.1	all the placees of the Placement Shares procured by it shall have on or before the Completion Date opened a Securities Account capable of receiving the Placement Shares;

10.2.2	such Securities Account referred to in Clause 10.2.1 shall remain open in the name of such placee until the Completion Date;

10.2.3	it shall, no later than two (2) Business Days prior to the Completion Date, deliver to the Company:

(i)	the names of the placees procured by it for the Placement Shares and the number of Placement Shares to be subscribed for by each placee;

(ii)	such information and documents as CDP shall require from such placees; and

(iii)	such information as may be required by the Company for its completion and filing of all necessary forms and other documentation with any relevant authority.

10.3	The representations, warranties and undertakings given in Clause 10.1 are being given as at the date of this Agreement and as at the Completion Date with reference to the facts then subsisting.

10.4	The Placement Agent undertakes to and agrees with the Company, not to cause, and not to permit, any of the representations, warranties and undertakings specified in this Clause 10 to become misleading, incomplete, untrue or incorrect in any material respect before and on the Completion Date and further undertakes and agrees to notify the Company of any misrepresentation or any other matter which has or may have rendered or will or may render misleading, incomplete, untrue or incorrect in any material respect any of the representations, warranties and undertakings specified in this Clause 10.

10.5	Except where this Agreement is earlier terminated by the Placement Agent or the Placement Agent is discharged from its obligations in accordance with the terms herein, the obligations of the Placement Agent under this Agreement to procure subscription and payment for the Placement Shares shall be fully discharged upon payment of the Net Proceeds as provided in Clause 4.3 (less such sums that the Placement Agent shall have deducted or be entitled to deduct therefrom pursuant to Clause 8).

10.6	The Placement Agent agrees with and represents, warrants and undertakes to the Company that it will, to the best of its knowledge and belief, comply with the restrictions set out in Schedule 1 in connection with the Placement.

10.7	The Placement Agent may carry out the Placement itself and/or through one or more sub-placement agents appointed by it, but no such appointment shall relieve the Placement Agent of its obligations under this Agreement. The Placement Agent shall procure that such sub-placement agents comply with all relevant obligations to which the Placement Agent is subject under this Agreement, and compliance by such sub-placement agents shall satisfy pro tanto the obligations of the Placement Agent in that respect.

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11.	WARRANTIES AND AGREEMENTS TO CONTINUE

The respective indemnities, agreements, representations, warranties and other statements of the Parties, as set forth in this Agreement, shall survive delivery of and payment for the Placed Shares, shall be separate and independent and shall not be limited by anything in this Agreement. Completion shall not prejudice any rights of any of the Parties which may have accrued hereunder prior to Completion.

12.	NOTICES

12.1	Subject as otherwise provided in this Agreement, all notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post or by facsimile message addressed to the intended recipient thereof at its address or its facsimile number set out below (or to such other address or facsimile number as any Party hereto may from time to time notify the other for the purpose of this Clause 12.1).

12.2	Any notice, demand or communication shall be deemed to have been duly served:

12.2.1	if delivered personally, on the day of delivery;

12.2.2	if sent by facsimile, on the day of the conclusion of transmission; and

12.2.3	if sent by post, two (2) days after posting and in proving the same it shall be sufficient to show that the envelope containing the notice, demand or communication was duly addressed, stamped and posted.

12.3	The contact particulars of the Parties for the purposes of this Agreement are:

The Company	:	HOMESTOLIFE LTD
Address	:	12 Tai Seng Link, #03-01A,GRC Centre, Singapore 534233
Attention	:	Ms. Phua Mei Ming; Mr. Chai Zhengjie (Jeff)

The Placement Agent	:	UOB KAY HIAN PRIVATE LIMITED
Address	:	83 Clemenceau Avenue, #10-01 UE Square, Singapore 239920
Attention	:	Mr. Chia Beng Kwan / Ms. Candice Cheng

13.	ENTIRE AGREEMENT

13.1	This Agreement and the documents referred to herein are in substitution for all previous agreements between all or any of the Parties and collectively contain the whole agreement between the Parties relating to the subject matter of this Agreement.

13.2	No amendment or variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

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14.	TIME OF THE ESSENCE

Any time or period mentioned in any provision of this Agreement may be extended by mutual written agreement between the Parties but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid time shall be of the essence.

15.	CONFIDENTIALITY

15.1	Each Party shall keep confidential, and shall procure that its respective officers, employees and agents keep confidential, any confidential information received in connection with this Agreement or the Placement and shall not use or disclose such information except:

15.1.1	with the prior written consent of the Party which provided the information;

15.1.2	where the information is or becomes publicly available other than through a breach of this Agreement;

15.1.3	where the information was lawfully in the possession of the receiving Party before its disclosure;

15.1.4	to its affiliates, sub-placement agents, professional advisers, auditors, insurers and financing sources on a need-to-know basis and subject to obligations of confidentiality;

15.1.5	where disclosure is required by applicable law, a court of competent jurisdiction, any governmental or regulatory authority or the rules of any applicable securities exchange; or

15.1.6	in connection with any actual or contemplated legal, regulatory or arbitral proceedings,

provided that, to the extent legally permissible and reasonably practicable, the disclosing Party shall consult the other Party before making a disclosure under Clause 15.1.5 or 15.1.6.

16.	MISCELLANEOUS

16.1	Any liability of any Party hereunder to any other Party may in whole or in part be released, compounded or compromised and time or indulgence may be given by any party hereunder as regards any other party under such liability without prejudicing that Party’s rights against any other person under the same or a similar liability.

16.2	No failure to exercise, nor any delay in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

16.3	If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

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17.	GOVERNING LAW

17.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of Singapore.

17.2	The Parties agree that the courts of Singapore are the most appropriate and convenient forum with jurisdiction to settle any Proceedings arising from or in relation to this Agreement, and waive any right to raise the contrary. The Parties hereby agree to submit to the exclusive jurisdiction of the Singapore courts.

18.	COUNTERPARTS

This Agreement may be signed in any number of counterparts or duplicates, each of which shall be an original but such counterparts or duplicates shall together constitute one and the same agreement. Any Party may enter into this Agreement by signing any such counterpart. Each counterpart may be signed and executed by the Parties and transmitted by facsimile transmission and shall be as valid and effectual as if executed as an original.

19.	APPLICABILITY OF CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

19.1	Each Indemnified Person may enforce Clause 7 pursuant to the Contracts (Rights of Third Parties) Act 2001 of Singapore.

19.2	Except as provided in Clause 19.1, a person who is not a Party shall have no right under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce any term of this Agreement.

19.3	The Parties may amend, vary, rescind or terminate this Agreement without the consent of any Indemnified Person, without prejudice to any right or remedy accrued by an Indemnified Person before such amendment, variation, rescission or termination.

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SCHEDULE 1

SELLING RESTRICTIONS

(A)	The Placement Shares are being offered in Singapore without a prospectus pursuant to one or more exemptions under Division 1, Subdivision (4) (excluding section 277) of Part 13 of the SFA, including, where applicable, sections 272B, 274 and 275 of the SFA. Such offers fall within the exception under Rule 237 of the Listing Rules.

(B)	The Placement Agent warrants, represents and undertakes that it has not offered or sold and will not offer or sell any Placement Shares, or cause the Placement Shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed and will not circulate or distribute any document or material in connection therewith, whether directly or indirectly, to any person in Singapore other than:

(i)	pursuant to, and in accordance with, the conditions of an exemption under section 272B of the SFA, where the offer, sale or invitation to such person is not made with a view to the Placement Shares being subsequently the subject of an offer, sale or invitation to another person under section 272B or section 280 of the SFA;

(ii)	to an institutional investor, as defined in section 4A of the SFA, pursuant to section 274 of the SFA;

(iii)	to a relevant person, as defined in section 275(2) of the SFA, pursuant to section 275(1) of the SFA, or to any person pursuant to section 275(1A) of the SFA, and in accordance with the conditions specified in section 275 of the SFA and, where applicable, Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or

(iv)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(C)	The Placement Agent shall, to the best of its knowledge and belief, not offer the Placement Shares for sale to, or procure subscriptions for the Placement Shares by any person in the categories set out in Rule 812(1) of the Listing Rules or offer the Placement Shares for sale to, or procure subscription for the Placement Shares that would amount to a transfer of controlling interest at the time of the Completion of Placement as a result of the issuance of the Placement Shares unless such sale or subscription is otherwise agreed to by the SGX-ST, and shall obtain the appropriate representations and warranties from the subscribers.

(D)	The Placement Shares may not be offered or sold, whether by invitation or otherwise, in any jurisdiction or under any circumstances in which such offer or sale is unlawful or unauthorised. Without prejudice to the foregoing, the Placement Agent shall observe all applicable laws and regulations in any jurisdiction in which it may offer or sell the Placement Shares.

(E)	In procuring placees for the Placement Shares, the Placement Agent shall not make any representation or provide any information on behalf of the Company other than that contained in any document prepared in connection with the subscription of the Placement Shares and approved by the Company for such purpose or publicly released by the Company, and shall not enter into any agreement on behalf of the Company.

(F)	The Placement Shares are being offered and sold only outside the United States to persons who, at the time of the offer, the placement of any subscription order and the completion of any sale of the Placement Shares: (i) are located outside the United States; (ii) are not U.S. citizens, U.S. residents or entities organised under the laws of the United States or any state thereof (each, a “U.S. Person”); and (iii) are not acquiring the Placement Shares for the account or benefit of any U.S. Person. Accordingly, any person who is located within the United States, is a U.S. Person (whether or not located within the United States), or is acquiring the Placement Shares for the account or benefit of a U.S. Person will not be eligible to participate in the Placement or purchase any Placement Shares.

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SCHEDULE 2

CERTIFICATE PURSUANT TO CLAUSE 5.1.6

[To be reproduced on the letterhead of the Company]

Date:	[Completion Date]

To:	UOB Kay Hian Private Limited
83 Clemenceau Avenue,
#10-01 UE Square,
Singapore 239920

Dear Sirs

PLACEMENT OF UP TO [●] NEW ORDINARY SHARES IN THE CAPITAL OF HOMESTOLIFE LTD (THE “PLACEMENT SHARES”, EACH A “PLACEMENT SHARE”)

I, __________________________, a Director of HOMESTOLIFE LTD (the “Company”), refer to the Placement Agreement dated __________________ 2026 (the “Agreement”) made between the Company and UOB Kay Hian Private Limited relating, inter alia, to the Placement and hereby certify, on behalf of the Company, that:

(i)	I have been duly authorised by the Company to sign this Certificate; and

(ii)	as at the date hereof: (a) there has been no Material Adverse Change in the condition, financial or otherwise, business or operations of the Company or the Group taken as a whole, or any development reasonably likely to result in such a Material Adverse Change, since the date of the Agreement; (b) each representation, warranty and undertaking of the Company contained in the Agreement, if repeated on and as of the date hereof by reference to the facts and circumstances then subsisting, would be true and accurate and not misleading in all respects; and (c) the Company has performed all obligations required to be performed by it under the Agreement on or before the date hereof.

Terms and expressions defined and references construed in the Agreement shall bear the same meanings and construction in this Certificate.

Yours faithfully
For and on behalf of
HOMESTOLIFE LTD

Name:
Title:

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IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands on the day and year first above written.

SIGNED by	)
[●]
for and on behalf of	)
HOMESTOLIFE LTD

in the presence of:	)

Name:

SIGNED by	)
[●]	)
SENIOR EXECUTIVE DIRECTOR	)
for and on behalf of	)
UOB KAY HIAN PRIVATE LIMITED	)
in the presence of:	)

Name: